Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (Form S-8 No. 333-134245 and No. 333-404413) of Milestone Scientific Inc. and in the related Prospectus of our report dated March 30, 2011 with respect to our audit of the financial statements of Milestone Scientific Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ Holtz Rubenstein Reminick LLP

New York, New York
March 30, 2011